Exhibit 99.1
News Release
For Immediate Release
GenCorp Announces Exploration of
Possible Real Estate Transaction
SACRAMENTO, Calif. – January 17, 2006 – GenCorp Inc. (NYSE: GY) today announced that it is exploring entering into a transaction with one or more substantial residential builders. The focus of the exploratory discussions at this time concerns a possible joint venture relating to the Company’s 2,700 acre planned Rio Del Oro development with anticipated entitlement in late 2006. The Company believes that such a transaction would support the Company’s residential real estate entitlement effort and the implementation of its overall real estate strategy.
Depending upon the results of these discussions and other factors that cannot be predicted, GenCorp may consider alternative transactions with respect to this or other real estate.
JP Morgan, and a leading Sacramento real estate firm, Brown, Stevens, Elmore and Spaare are advising the Company.
GenCorp plans no further press releases or similar public statements about this activity until a transaction is consummated or discussions are terminated.
Forward-Looking Statements
This press release contains forward-looking statements based on current management expectations. There can be no assurance that this process will result in a transaction. Numerous factors, including those related to market conditions and those detailed from time to time in GenCorp’s filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine GenCorp’s future results are beyond the ability of GenCorp to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. GenCorp undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

About GenCorp
GenCorp is a leading technology-based manufacturer of aerospace and defense products and systems with a real estate business segment that includes activities related to the development, sale and leasing of the Company’s real estate assets. Additional information about the Company can be obtained by visiting the Company’s web site at http://www.GenCorp.com.
Contact information:
Investors: Yasmin Seyal, senior vice president and chief financial officer 916.351.8585
Media: Linda Cutler, vice president, corporate communications 916.351.8650